UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2023, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Scilex Holding Company (the “Company”) adopted the Scilex Holding Company 2023 Inducement Plan (the “Plan”). The Plan will serve to advance the interests of the Company by providing a material inducement for the best available individuals to join the Company as employees by affording such individuals an opportunity to acquire a proprietary interest in the Company.

The Plan provides for the grant of equity-based awards in the form of non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards (as set forth under the Plan) solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the Plan may only be granted (i) to an individual, who has not previously been an employee of the Company, or is rehired following a bona fide period of non-employment with the Company or one of its subsidiaries, and (ii) if the grant of the award is a material inducement to such individual to enter into employment with the Company or one of its subsidiaries. The initial maximum number of shares available for grant under the Plan is 1,400,000 shares of the Company’s common stock (subject to adjustment for recapitalizations, stock splits, reorganizations and similar transactions). The Plan is administered by the Compensation Committee. The Form of Stock Option Grant Notice and Stock Option Agreement and Form of Restricted Stock Unit Award Grant Notice and Award Agreement will be used to evidence awards of stock options or restricted stock units, as applicable, that are granted under the Plan.

The Plan has not been and will not be approved by the Company’s stockholders. Awards under the Plan will be made pursuant to the exemption from Nasdaq stockholder approval requirements for equity compensation provided by Nasdaq Listing Rule 5635(c)(4), which permits Nasdaq-listed companies to make inducement equity awards to new employees without first obtaining stockholder approval of the award.

The foregoing description of the Plan, Form of Stock Option Grant Notice and Stock Option Agreement, and Form of Restricted Stock Unit Award Grant Notice and Award Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Plan, the Form of Stock Option Grant Notice and Stock Option Agreement, and Form of Restricted Stock Unit Award Grant Notice and Award Agreement, which are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Scilex Holding Company 2023 Inducement Plan.

10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the Scilex Holding Company 2023 Inducement Plan.

10.3	Form of Restricted Stock Unit Award Grant Notice and Award Agreement under the Scilex Holding Company 2023 Inducement Plan.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: January 17, 2023

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